Exhibit 99.3

BCSB BANCORP, INC. Mailing Address: P.O. Box 397, Perry Hall, MD 21128 Office Location: 4111 E. Joppa Road, Baltimore, MD 21236 410-256-5000 www.baltcosavings.com E-Mail: info@bcsb.net

Dear ESOP Participant:

On behalf of the Board of Directors of BCSB Bancorp, Inc. (the “Company”), please find enclosed a voting instruction card for the purpose of conveying your voting instructions to Delaware Charter Guarantee & Trust Company, d/b/a Principal Trust Company, our ESOP Trustee, on the proposals presented at the Company’s Special Meeting of Shareholders on Wednesday, January 29, 2014. Also enclosed is a Notice and a Proxy Statement/Prospectus for the Special Meeting.

As a participant in the BCSB Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the ESOP Trustee how to vote the shares of Company common stock allocated to your account.

To direct the ESOP Trustee on how to vote the shares of common stock allocated to your account, please complete and sign the appropriately marked voting instruction card for the ESOP and return it in the accompanying postage-paid envelope. Alternatively, you may also vote via the Internet or by telephone, as directed on the voting instruction card. The unallocated shares of common stock held in the ESOP Trust and the shares for which timely instructions are not received will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions the ESOP Trustee receives from participants regarding the shares of common stock allocated to their accounts, subject to the ESOP Trustee’s fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended.

Your vote will not be revealed, directly or indirectly, to any employee or director of the Company.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

SPECIAL MEETING OF SHAREHOLDERS OF

BCSB BANCORP, INC.

Employee Stock Ownership Plan (“ESOP”)

January 29, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

iPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 00030303000000000000	2	012914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	The approval of the Agreement and Plan of Merger between F.N.B. Corporation and BCSB Bancorp, Inc. dated as of June 13, 2013, and the transactions contemplated therein, including the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.

The approval of the adjournment of the special meeting, if necessary, to permit further solicitation of proxies in favor of the merger if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger and the merger.

				☐	☐	☐
		3.	The approval of a non-binding advisory resolution approving certain compensation payable to the named executive officers of BCSB Bancorp, Inc. in connection with the merger.	☐	☐	☐

PURSUANT TO THE TERMS OF THE ESOP, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE ESOP.

The undersigned acknowledges receipt from BCSB Bancorp before the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of ESOP Participant	Date:	Signature of ESOP Participant	Date:

Note: Please sign exactly as your name or names appear on this voting instruction card.

¢	¢

☐	¢

BCSB BANCORP, INC.

VOTING INSTRUCTION CARD FOR EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

SPECIAL MEETING OF SHAREHOLDERS

JANUARY 29, 2014

PARTICIPANTS IN THE ESOP AND 401(k) PLAN MAY RECEIVE MULTIPLE VOTING

INSTRUCTION CARDS. PLEASE COMPLETE, DATE, SIGN AND RETURN ALL CARDS TO

ENSURE YOUR VOTES ARE COUNTED.

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of BCSB Bancorp, Inc. credited to the undersigned’s account under the ESOP, for which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on Wednesday, January 29, 2014 at 4:30 p.m. local time, at Baltimore County Savings Bank’s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, and at any and all adjournments thereof, as follows:

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)

¢	14475 ¢